      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 12, 1997

                                                    Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------
                              VORNADO REALTY TRUST
             (Exact Name of Registrant as Specified in Its Charter)

                   MARYLAND                               22-1657560
        (State or Other Jurisdiction of     (IRS Employer Identification Number)
         Incorporation or Organization)

PARK 80 WEST, PLAZA II, SADDLE BROOK, NEW JERSEY             07663
    (Address of Principal Executive Offices)               (Zip Code)


                  VORNADO REALTY TRUST 1993 OMNIBUS SHARE PLAN
                            (Full Title of the Plan)

                                  JOSEPH MACNOW
                              VORNADO REALTY TRUST
             PARK 80 WEST, PLAZA II, SADDLE BROOK, NEW JERSEY 07663
                     (Name and Address of Agent for Service)

                                 (201) 587-1000
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                            Patricia A. Ceruzzi, Esq.
                            Janet T. Geldzahler, Esq.
                               Sullivan & Cromwell
                                125 Broad Street
                            New York, New York 10004

                            ------------------------


                         CALCULATION OF REGISTRATION FEE

================================================================================================================

                                         NUMBER OF                                PROPOSED
                                          SHARES             PROPOSED              MAXIMUM           AMOUNT OF
                                           TO BE         MAXIMUM OFFERING         AGGREGATE        REGISTRATION
TITLE OF SECURITIES TO BE REGISTERED     REGISTERED     PRICE PER SHARE(1)     OFFERING PRICE(1)        FEE
----------------------------------------------------------------------------------------------------------------
COMMON SHARES OF BENEFICIAL INTEREST
 (PAR VALUE $.04 PER SHARE)...........   3,500,000            $71.19             $249,165,000        $75,504.55
================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee. Such estimate has been computed in accordance with Rule 457(h) based upon the average of the high and low price of the Common Shares of Beneficial Interest of Vornado Realty Trust as reported on the New York Stock Exchange on June 9, 1997.

================================================================================

             STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8


      The contents of the Registrant's Registration Statement on Form S-8 (File No. 333-09159), as filed with the Securities and Exchange Commission on July 30, 1996, are hereby incorporated by reference.

ITEM 8. EXHIBITS.

Exhibit
Number                 Description
-------                -----------

3.1 Amended and Restated Declaration of Trust of the Company, amended April 3, 1997

3.2 By-laws of the Company, as amended on April 28, 1997 (incorporated by reference to Exhibit 3(b) of the Company's Quarterly Report on Form 10-Q for the period ended March 31, 1997 (File No. 001-11954) filed on May 14,
      1997)

4.1   Vornado Realty Trust 1993 Omnibus Share Plan, as amended

4.2 Specimen certificate representing the Company's Common Shares of Beneficial Interest (incorporated by reference to Amendment No. 1 to the Company's Registration Statement on Form S-3 (File No. 33-62395), filed on October 26, 1995)

5.1   Opinion of Ballard Spahr Andrews & Ingersoll

23.1  Consent of Deloitte & Touche LLP

23.2 Consent of Ballard Spahr Andrews & Ingersoll (included in its opinion filed as Exhibit 5.1)

24.1  Powers of Attorney (included on signature page)

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Vornado Realty Trust certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saddle Brook and State of New Jersey, on June 11, 1997.

                              VORNADO REALTY TRUST,
                              a Maryland real estate investment trust


                              By   /s/ Joseph Macnow
                                  ----------------------------------------------
                                  Joseph Macnow
                                  Vice President - Chief Financial Officer
                                  and Controller (Principal Financial and
                                  Accounting Officer)

                                POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven Roth, Michael D. Fascitelli and Joseph Macnow, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement and any and all registration statements necessary to register additional securities, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


      Signature                          Title                              Date
      ---------                          -----                              ----
   /s/ Steven Roth          Chairman of the Board of Trustees          June 11, 1997
-------------------------   (Principal Executive Officer)
     Steven Roth

/s/ Michael D. Fascitelli   President and Trustee
-------------------------
  Michael D.Fascitelli                                                  June 11, 1997


 /s/ Bernard H. Mendik      Co-Chairman of the Board of
-------------------------   Trustees and Chief Executive Officer
   Bernard H. Mendik        of the Mendik Division                      June 11, 1997

  /s/ Joseph Macnow         Vice President - Chief Financial
-------------------------   Officer and Controller (Principal
    Joseph Macnow           Financial and Accounting Officer)           June 11, 1997

 /s/ David Mandelbaum
-------------------------
   David Mandelbaum         Trustee                                     June 11, 1997

    /s/ Stanley Simon
-------------------------
      Stanley Simon         Trustee                                     June 11, 1997

  /s/ Richard R. West
-------------------------
    Richard R. West         Trustee                                     June 11, 1997

  /s/ Ronald G. Targan
-------------------------
    Ronald G. Targan        Trustee                                     June 11, 1997

/s/ Russell B. Wight, Jr.
-------------------------
  Russell B. Wight, Jr.      Trustee                                    June 11, 1997

                                  EXHIBIT INDEX

Exhibit
Number                    Description
------                    -----------

3.1 Amended and Restated Declaration of Trust of the Company, amended April 3, 1997

3.2 By-laws of the Company, as amended on April 28, 1997 (incorporated by reference to Exhibit 3(b) of the Company's Quarterly Report on Form 10-Q for the period ended March 31, 1997 (File No. 001-11954) filed on May 14,
      1997)

4.1   Vornado Realty Trust 1993 Omnibus Share Plan, as amended

4.2 Specimen certificate representing the Company's Common Shares of Beneficial Interest (incorporated by reference to Amendment No. 1 to the Company's Registration Statement on Form S-3 (File No. 33-62395), filed on October 26, 1995)

5.1   Opinion of Ballard Spahr Andrews & Ingersoll

23.1  Consent of Deloitte & Touche LLP

23.2 Consent of Ballard Spahr Andrews & Ingersoll (included in its opinion filed as Exhibit 5.1)

24.1  Powers of Attorney (included on signature page)